U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STRATA OIL & GAS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      None
                      (I.R.S. Employer Identification No.)

                          918 16th Avenue NW, Suite 408
                        Calgary, Alberta, Canada, T2M O3K
                    (Address of Principal Executive Offices)

                             2006 Stock Option Plan
                            (Full Title of the Plan)

                                David Lubin, Esq.
                            David Lubin & Associates
                              92 Washington Avenue
                              Cedarhurst, NY 11516

                     (Name and Address of Agent for Service)

                                 (516) 569-9629
          (Telephone number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------- ----------------------- ------------------- ----------------

         Title of                Amount To Be         Proposed Maximum      Proposed Maximum      Amount of
Securities To Be Registered       Registered         Offering Price Per        Aggregate        Registration
                                                           Share           Offering Price (2)      Fee (2)
---------------------------- --------------------- ----------------------- ------------------- ----------------
Common Stock, no par value       4,000,000(1)              $3.00              $12,000,000          $1,284
---------------------------- --------------------- ----------------------- ------------------- ----------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers (a) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, and (b) any additional shares of common stock which become issuable under the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of S-8 has been omitted from this Registration Statement on Form S-8. Such information will be sent or given to participants in the employee benefit plan described herein as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Although such documents are not being filed with the Securities and Exchange Commission, they constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Strata Oil & Gas Inc. (the "Company") hereby states that (i) the documents listed in (a) through (b) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2005;


         (b) The description of our common stock contained in the Company's Articles of Continuance, attached as Exhibit 3.4 to the Company's Registration Statement on Form S-4, filed with the Commission on April 22, 2003.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Part 8 of the Company's Articles of Continuance, no director or officer will be liable for: the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity; any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Company; the insufficiency or deficiency of any security in or upon which any moneys of the Company are invested; any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person with whom any money, security or other property of the Company is lodged or deposited; or any other loss, damage, or misfortune whatever which may arise out of the execution of the duties of his or her office or in relation thereto; unless the same shall happen by and through his or her failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Company, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         Pursuant to Part 8 of the Company's Articles of Continuance, the Company is required to indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company is authorized to execute agreements evidencing its indemnity in favor of the foregoing persons to the full extent permitted by law. The Company may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in such Part, but the individual shall repay the moneys if the individual does not fulfill the conditions hereof. The Company will not indemnify an individual unless the individual: acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company's request; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         Pursuant to Part 8 of the Company's Articles of Continuance, the Company may purchase and maintain insurance for the benefit of an individual referred to in the foregoing section against any liability incurred by the individual: in the individual's capacity as a director or officer of the Company; or in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Company's request.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

3.1      Articles of Continuance*
4.1      Strata Oil & Gas Inc. 2006 Stock Option Plan
4.2      Form of Stock Option Agreement
5.1 Opinion of Morton & Company as to the legality of the securities being registered
23.1     Consent of Morton & Company (included in Exhibit 5.1)
23.2     Consent of BDO Dunwoody LLP
24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

*Previously filed with the Company's Registration Statement on Form S-4 on April 22, 2003.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes, except as otherwise specifically provided in the rules of the Commission promulgated under the Securities Act:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calgary, Alberta, Canada, on May 31, 2006.

                     By: /s/ Manny Dhinsa___________________
                         Manny Dhinsa, President, Secretary, Treasurer, and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSON BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Manny Dhinsa with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


SIGNATURE                  TITLE                                DATE
---------                  ---------                            ----

/s/  Manny Dhinsa          President, Chief Executive           May 31, 2006
-----------------
    Manny Dhinsa           Officer, Secretary, and Treasurer

/s/ Pratt Barndollar       Director                             May 31, 2006
--------------------
   Pratt Barndollar

/s/ Charlie Perity         Director                             May 31, 2006
------------------
Charlie Perity

/s/ Scott Praill           Director                             May 31, 2006
----------------
Scott Praill

/s/ Pol Brisset            Director                             May 31, 2006
---------------
Pol Brisset